Exhibit 99.1

WinVest Acquisition Corp. Announces Extension of Termination Date and Additional Contribution to Trust Account to Extend Termination Date

Cambridge, MA, June 14, 2024 — WinVest Acquisition Corp. (NASDAQ: WINV, the “Company”), a special purpose acquisition company, announced today that at a special meeting of its stockholders held on June 3, 2024, the Company’s stockholders voted in favor of a proposal to amend its amended and restated certificate of incorporation, as amended (the “Charter”), to extend the date by which the Company must consummate an initial business combination (the “Termination Date”) from June 17, 2024 to July 17, 2024 (the “Charter Extension Date”), and to allow the Company, without another stockholder vote, to elect to extend the Termination Date on a monthly basis for up to five times by an additional one month (or such shorter period as may be requested) each time after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by WinVest SPAC LLC, the Company’s sponsor (the “Sponsor”), subject to the deposit by the Sponsor or one or more of its affiliates, members or third-party designees of $30,000 per monthly extension into the Company’s trust account (the “Trust Account”). In connection therewith, on June 12, 2024, the Company issued an unsecured non-interest-bearing promissory note to the Sponsor with a principal amount equal to $180,000.

At the special meeting, the Company’s stockholders also voted in favor of a proposal to effect a corresponding amendment to the Investment Management Trust Agreement by and between the Company and Continental Stock Transfer & Trust Co. (the “Trustee”) to extend the date on which the Trustee must liquidate the Trust Account from June 17, 2024 to July 17, 2024, and to allow the Company, without another stockholder vote, to elect to further extend the liquidation date on a monthly basis for up to five times from July 17, 2024 to December 17, 2024.

Following the Special Meeting, the Sponsor notified the Company of its request to extend the Termination Date, and on June 12, 2023, the Sponsor deposited into the Trust Account an aggregate of $30,000 (representing approximately $0.061 per share of common stock issued in the Company’s initial public offering that has not been redeemed), in order to extend the period of time the Company has to complete an initial business combination for an additional one (1) month period, from June 17, 2024 to July 17, 2024. The purpose of the extension is to provide time for the Company to complete an initial business combination.

About WinVest Acquisition Corp.

WinVest Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including statements about the successful consummation of the Company’s initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from those contemplated by the forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering and other reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

WinVest Acquisition Corp.

Manish Jhunjhunwala

(617) 658-3094